ASSIGNMENT AGREEMENT

THIS AGREEMENT is made effective as of this 21st day of June, 2007

BETWEEN:

BRINX RESOURCES LTD., a corporation incorporated in the

State of Nevada, having a business office in the City of Albuquerque, New Mexico, USA

(the “Assignor”)

AND:

LEXARIA CORP., a corporation incorporated in the State of Nevada having a business office in the City of Vancouver, British Columbia, Canada

(the “Assignee”)

WHEREAS:

A.

The Assignor and the Assignee are in the business of resource exploration;

B.

Griffin & Griffin Exploration L.L.C. (“Griffin”) is the operator of oil, gas and mineral leases covering certain prospects and will drill on each a prospect well (“Program Well”) to a depth sufficient to test the Frio Sands identified as prospectively productive of oil and/or gas (the “Drilling Program”).

C.

On or about August 3, 2006, the Assignor entered into a Memorandum Agreement with Griffin & Griffin Exploration, L.L.C. (“Griffin”) (the “AMI Agreement”) to purchase from Griffin a ten percent (10%) gross working interest and revenue interest in the AMI Agreement; and

D.

Upon the terms and subject to the conditions set forth in this agreement, with the consent of Griffin, the Assignor has agreed to assign and the Assignee has agreed to accept an assignment of the AMI Agreement as of June 19, 2007;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.

The Assignor hereby assigns, transfers and sets over to the Assignee all rights, title, interest and benefits held by or granted to the Assignor in and to the AMI Agreement dated August 3, 2006 between the Assignor and Griffin, a complete copy of which is attached hereto as Exhibit “A”, specifically excluding those rights, title, interests and benefits noted in paragraph (2), below.

2.

The Assignor hereby maintains its original interest, rights, title and benefits to all seven wells drilled under the AMI Agreement between August 3, 2006, and June 19, 2007, specifically wells CMR-USA-3914; Dixon #1; Faust #1 TEC F-1; CMR/BR F-14; RB F-1 Red Bug #2; BR F-33; and Randall #1 F-4, and any offset wells that could be drilled to any of these specified wells.

2.

The Assignee hereby agrees to pay to the Assignor the sum of One ($1) Dollar, receipt of which is hereby acknowledged by the Assignor.

3.

The Assignor warrants and represents that as of the date of this Assignment Agreement, the AMI Agreement is in full force and effect, without modification or amendment, that it has the full right and authority to transfer said agreement and that the rights transferred herein are free of lien, encumbrance or adverse claim.

4.

The Assignee hereby assumes and agrees to perform all obligations of the Assignor under the AMI Agreement, not including those wells mentioned in paragraph (2), above, and guarantees to hold the Assignor harmless from any claim or demand, of any kind made hereunder.

5.

This Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

6.

Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purpose of this Assignment.

7.

This Assignment may not be amended except by an instrument in writing signed by each of the parties.

8.

This Assignment and the Exhibit hereto contain the entire agreement between the parties with respect to the subject matter hereof and supercede all prior arrangements and understandings, both written and oral, express or implied, with respect thereto.  Any preceding correspondence or offers are expressly superceded and terminated by this Assignment.

9.

All notices and other communications required or permitted under this Assignment must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally recognized courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Assignor:

If to the Assignee:

If to Griffin:

820 Piedra Vista NE

604-700 West Pender St

LeFleur’s Gallery

Albuquerque NM

Vancouver, BC

P.O. Box 12274

USA 87123

Canada V6C 1G8

Jackson, MS, 39236

604.602.1675 ph

601.713.1175 fax

505.291.0158

fax

604.602.1625 fax

10.

This Assignment will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada as applicable to contracts made and performed therein.

11.

This Assignment may be executed in one or more counterparts, all of which will be considered one and the same Assignment and will become effective when one or mare counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

12.

This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

13.

The Exhibit is attached to this Assignment and is incorporated herein.

IN WITNESS WHEREOF the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR:

ASSIGNEE:

BRINX RESOURCES LTD.

LEXARIA CORP.

Per:

Per:

Authorized Signatory

Authorized Signatory

Name:

Name:

Chris Bunka

Title:

President

Title:

President